EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Security Group, Inc.  of our report dated March 15, 2007, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2006.

/s/ Joseph Decosimo and Company, PLLC

Chattanooga, Tennessee
July 31, 2007